Exhibit 10.41

EXTENSION AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 1st day of January 2011 (the "Effective Date") by and between VIRAL GENETICS, INC., a Delaware corporation (the "Company"), and Leslie Z. Benet, an individual residing in the city of San Francisco, CA ("Consultant").

(the "Parties")

WHEREAS the Company and Consultant are party to a Consulting agreement dated January 13, 2009 (the "Agreement") and wish to extend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.	The Agreement is extended until December 31, 2013 and shall automatically renew for additional three-month periods unless otherwise mutually agreed to by the Parties in writing.
2.	All terms, conditions, representations, warranties and covenants of the Agreement and all Schedules thereto shall continue in full force and effect including, without limitation, the Viral Genetics Intellectual Property Agreement contained therein as Schedule B.

Agreed to as of the date affixed hereof.

VIRAL GENETICS, INC.	CONSULTANT

By: /s/ Haig Keledjian	/s/ Leslie Z Benet
President